UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2002

APPLIED FILMS CORPORATION
(Exact name of Registrant as specified in its charter)

COLORADO	000-23103	84-1311581
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

9586 I-25 FRONTAGE ROAD, SUITE 200, LONGMONT, COLORADO 80504
(Address of principal executive offices)

Registrant's telephone number, including area code: (303) 774-3200

9586 I-25 FRONTAGE ROAD, LONGMONT, COLORADO 80504
(Former Name or Former Address, if Changed Since Last Report)

Item 2.        Acquisition or Disposition of Assets.

Effective September 24, 2002, Applied Films Corporation (“Applied Films”) sold certain assets related to its contract glass coating business to Information Products Longmont, Inc., a subsidiary of Information Products, Inc., which is a subsidiary of Donnelly Corporation. The assets sold by Applied Films included thin film deposition equipment, inventory, office furniture and equipment, certain intellectual property rights, including know-how related to the glass coating operations and certain other assets located at Applied Films’ facility in Longmont, Colorado (the “Longmont Coatings Division”). The transaction does not affect Applied Films’ ownership position in its joint venture in China, nor does it affect the sale of coated glass that we conduct from our Hong Kong office.

The transaction was effected pursuant to an Asset Purchase Agreement dated as of September 24, 2002. Information Products Longmont, Inc. paid Applied Films a cash purchase price of $5,196,437. The terms of the acquisition and the purchase price were arrived at as a result of arm's length negotiations between the management of Applied Films and the management of Information Products, Inc. and its parent Donnelly Corporation. Chad Quist, a director of Applied Films, is the President of Information Products, Inc. and of Information Products Longmont, Inc. Mr. Quist did not participate in the deliberations or in the vote of the Applied Films board of directors concerning the sale of the Longmont Coatings Division.

In connection with the transaction, Applied Films and Information Products Longmont, Inc. entered into a Sublease pursuant to which Information Products Longmont, Inc. will sublease a portion of the Applied Films’ facility located in Longmont, Colorado. Applied Films also entered into a License Agreement agreeing to license to Information Products Longmont, Inc. certain intellectual property related to the glass coating business. Applied Films also entered into a Noncompetition Agreement agreeing to certain specified restrictions.

Prior to the transaction, Applied Films supplied thin film coated glass to Information Products, Inc. for use in touch screen displays. Applied Films’ net sales to Information Products, Inc., Donnelly Corporation and all their affiliates totaled $2.4 million for fiscal 2001 and $2.9 million for fiscal 2002. Applied Films believes that the terms of its sales to Information Products, Inc., Donnelly Corporation and all their affiliates reflected arm’s length terms that were no less favorable to Applied Films than the terms Applied Films would have with an independent third party.

Item 7.        Financial Statements and Exhibits.

a)	Financial Statements of Business Acquired. Not applicable.
b)	Pro Forma Financial Information. Unaudited Pro Forma Consolidated Financial Statements of Applied Films Corporation are filed as Exhibit 99.1 hereto and include the following:
	i)	Introduction to Unaudited Pro Forma Consolidated Financial Statements;
	ii)	Unaudited Pro Forma Consolidated Balance Sheet at June 29, 2002;

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	iii)	Unaudited Pro Forma Consolidated Statement of Operations for the twelve months ended June 29, 2002; and
	iv)	Notes to the Unaudited Pro Forma Consolidated Financial Statements
c)	Exhibits.
2.1	Asset Purchase Agreement dated September 24, 2002, by and among Applied Films Corporation and Information Products Longmont, Inc.
2.2	License Agreement dated September 24, 2002, by and among Applied Films Corporation and Information Products Longmont, Inc.
2.3	Sublease dated September 24, 2002, by and among Applied Films Corporation and Information Products Longmont, Inc.
2.4	Services Agreement dated September 24, 2002, by and among Applied Films Corporation and Information Products Longmont, Inc.
2.5	Noncompetition Agreement dated September 24, 2002, by and among Applied Films Corporation and Information Products Longmont, Inc.
2.6	Supply Agreement dated September 24, 2002, by and among Applied Films Corporation and Information Products Longmont, Inc.
99.1	Unaudited pro forma Consolidated Financial Statements of Applied Films Corporation.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED FILMS CORPORATION

By:	/s/ Lawrence D. Firestone Lawrence D. Firestone Chief Financial Officer

Date: October 9, 2002

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EXHIBIT INDEX

2.1	Asset Purchase Agreement dated September 24, 2002, by and among Applied Films Corporation and Information Products Longmont, Inc.
2.2	License Agreement dated September 24, 2002, by and among Applied Films Corporation and Information Products Longmont, Inc.
2.3	Sublease dated September 24, 2002, by and among Applied Films Corporation and Information Products Longmont, Inc.
2.4	Services Agreement dated September 24, 2002, by and among Applied Films Corporation and Information Products Longmont, Inc.
2.5	Noncompetition Agreement dated September 24, 2002, by and among Applied Films Corporation and Information Products Longmont, Inc.
2.6	Supply Agreement dated September 24, 2002, by and among Applied Films Corporation and Information Products Longmont, Inc.
99.1	Unaudited Pro forma Consolidated Financial Statements of Applied Films Corporation.

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